UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2005

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into Material Definitive Agreement

                On August 12, 2005, a transaction was consummated that involved the transfer and reallocation of interests among the owners of Plains All American GP LLC (“GP LLC”) and Plains AAP, L.P. (“Plains AAP”) (the “GP Interest Reallocation”).  GP LLC is the general partner of Plains AAP.  Plains AAP is the general partner of Plains All American Pipeline, L.P.  The transaction is discussed further below under Item 5.01— “Changes in Control of Registrant.”

                In connection with the GP Interest Reallocation, GP LLC entered into a Letter Agreement with Vulcan Energy Corporation (“Vulcan”) pursuant to which Vulcan has agreed to certain restrictions on its ability to vote a portion of the additional interests it acquired in the transaction (the “Vulcan Voting Agreement”), discussed more fully below under Item 5.03— “Amendments to Articles of Incorporation or Bylaws.”  Lynx Holdings I, LLC., owned by Mr. John T. Raymond, has also agreed to certain restrictions on its voting rights with respect to its approximate 1.2% interest in GP LLC and Plains AAP.  Mr. Raymond is a minority owner and director of Vulcan and former director of PAA.

                The consummation of the GP Interest Reallocation would have triggered certain change of control rights, including the right to demand lump sum payments, under the employment agreements of Mr. Greg L. Armstrong, the Chairman and Chief Executive Officer, and Mr. Harry N. Pefanis, the President and Chief Operating Officer.  Messrs. Armstrong and Pefanis have entered into a waiver agreement with GP LLC pursuant to which they waive the change of control.  The effectiveness of the waiver was contingent on the execution of the Vulcan Voting Agreement.  If Vulcan breaches or terminates (other than in certain limited circumstances) the Vulcan Voting Agreement, the waiver will terminate, a change of control will be deemed to have occurred, the associated lump-sum payments will be due, and all outstanding equity incentives held by Messrs. Armstrong and Pefanis will vest.

Item 5.01.              Changes in Control of Registrant

Each member of GP LLC is also a limited partner of Plains AAP, owning a proportionate interest in each (reduced, in the case of Plains AAP, by the 1% general partner interest of GP LLC).  References in this report to the “general partner interest” are to the effective ownership of an interest in GP LLC and Plains AAP, which can only be transferred in tandem.  Pursuant to the provisions of the Amended and Restated Limited Liability Company of GP LLC (the “GP LLC Agreement”), if a member receives a bona fide offer to purchase its general partner interest, the member must send notice to all other members, who have the right of first refusal to acquire the interest in accordance with the terms of the bona fide offer.

In mid-July 2005, Sable Investments L.P., which owned 19% of the general partner interest, gave notice to all other members that it had received an offer to purchase all of its interests.  Each of the other members, including PAA Management, L.P., which is owned by our senior management, exercised its right of first refusal to purchase its proportionate share of the interest being sold.

On August 12, 2005, the GP Interest Reallocation was consummated.  As a result, the current ownership of our general partner is as set forth below:

Name and Address of Owner	Effective Percentage Ownership of General Partner
Vulcan Energy Corporation* 700 Louisiana, Suite 4150 Houston, TX 77002	54.3210%
KAFU Holdings, L.P. 1800 Avenue of the Stars, 2nd Floor Los Angeles, CA 90067	20.2691%
E-Holdings III, L.P. 1100 Louisiana, Suite 3150 Houston, TX 77002	9.0000%
E-Holdings V, L.P. 1100 Louisiana, Suite 3150 Houston, TX 77002	2.1111%

PAA Management, L.P. 333 Clay Street, #1600 Houston, TX 77002	4.9383%
Wachovia Investors, Inc 301 South College Street, 12th Floor Charlotte, NC 28288	4.1753%
Mark E. Strome 100 Wilshire Blvd., Suite 1500 Santa Monica, CA 90401	2.6346%
Strome Hedgecap Fund, L.P 100 Wilshire Blvd., Suite 1500 Santa Monica, CA 90401	1.3160%
Lynx Holdings I, LLC. 700 Louisiana, Suite 4150 Houston, TX 77002	1.2346%

*                 Owned approximately 88% by Paul G. Allen, 505 Fifth Avenue S., Suite 900, Seattle, WA 98104

Prior to the GP Interest Reallocation, Vulcan owned 44% of the general partner interest.  Pursuant to the Vulcan Voting Agreement, Vulcan has agreed to certain restrictions on its ability to vote a portion of the interest acquired in the GP Interest Reallocation, discussed further under Item 5.03 below.

Item 5.03.              Amendments to Articles of Incorporation or Bylaws

                As a limited partnership, we have no “articles of incorporation” or “bylaws;” rather, we have an agreement of limited partnership.  Our partnership agreement provides that the general partner will manage and operate us and that unlike holders of common stock in a corporation, unitholders will have only limited voting rights on matters affecting our business or governance.  Specifically, our partnership agreement defines “Board of Directors” to mean the Board of Directors of GP LLC.  Thus, the corporate governance provisions of the GP LLC Agreement may be considered, to some extent, analogous to our “Articles of Incorporation and Bylaws.”  Because the Vulcan Voting Agreement and the Lynx Voting Agreement affect the way certain of our directors may be appointed or removed, we have elected to disclose such agreements under this Item 5.03.

                Under the GP LLC Agreement, three of the members of GP LLC (including Vulcan) have the right to designate one member each.  Before transferring its interest, Sable Investments also had the right to designate one director.  This seat is currently vacant, but may be filled by a vote of a majority of the membership interest in GP LLC.  Our CEO is a director by virtue of holding the office.  Our three independent directors are elected, and may be removed, by a majority of the membership interest.

                Without the Vulcan Voting Agreement, Vulcan would be able, in effect, to unilaterally elect five of the eight board seats:  The Vulcan designee, the currently vacant seat and the three independent directors (subject, in the case of the independent directors, to the qualification requirements of the LLC Agreement, our partnership agreement, the New York Stock Exchange and SEC regulations).  Vulcan has agreed to restrict certain of its voting rights to help preserve a balanced board.  Vulcan has agreed that, with respect to any action taken with respect to election or removal of an independent director, Vulcan will vote all of its interest in excess of 49.9% in the same way and proportionate to the votes of all membership interests other than Vulcan’s.  Vulcan has the right at any time to give notice of termination of the agreement.  The time between notice and termination depends on the circumstances, but would never be longer than one year.  As discussed under Item 1.01 above, upon any breach by Vulcan of, or notice of termination under, the Vulcan Voting Agreement, the employment agreement waivers would terminate.

                Similarly to the Vulcan Voting Agreement, the Lynx Voting Agreement requires Lynx to vote its membership interest (in the context of elections or removal of an Independent Director) in the same way and proportionate to the votes of the other membership interests (excluding Vulcan’s and Lynx’s).

Item 9.01.              Exhibits

(c)                                   Exhibits.

10.1                           Waiver Agreement dated as of August 12, 2005 between Plains All American GP LLC and Greg L. Armstrong

10.2                           Waiver Agreement dated as of August 12, 2005 between Plains All American GP LLC and Harry N. Pefanis

10.3                           Excess Voting Rights Agreement dated as of August 12, 2005 between Vulcan Energy Corporation and Plains All American GP LLC

10.4                           Excess Voting Rights Agreement dated as of August 12, 2005 between Lynx Holdings I, LLC and Plains All American GP LLC

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: August 15, 2005	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ TIM MOORE
Name: Tim Moore Title: Vice President